Exhibit 10.1

Form of Warrant Exercise and Replacement Agreement

May __, 2015

Re:	Warrant Exercise and Replacement Agreement

Dear _________:

Reference is made to that certain Warrant Agreement between LabStyle Innovations Corp., a Delaware corporation (the “Company”), and __________ (the “Purchaser”), dated as of __________ (the “Warrant Agreement”), attached hereto as Exhibit A, pursuant to which the Company granted the Purchaser a warrant to acquire up to an aggregate of __________ shares of Common Stock, par value $0.0001 per share, of the Company at a per share exercise price of $0.24 (subject to certain adjustments as provided in the Warrant Agreement) (the “Warrant”). The Warrant is one of a series of similar warrants issued by the Company pursuant to that certain Securities Purchase Agreement dated __________ by and among the Company and the purchasers identified therein (the “Securities Purchase Agreement”), attached hereto as Exhibit B. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Securities Purchase Agreement and the Warrant.

This letter agreement (the “Agreement”) is intended to document our agreement and understanding with respect to the circumstances under which i) the Purchaser shall exercise the Warrant in accordance with the terms and conditions of the Warrant Agreement, and ii) the Company shall issue the Purchaser a replacement warrant as set forth herein.

The Company and the Purchaser have agreed as follows:

1.	Exercise of the Warrant. Within ___ days from the date of this Agreement, the Purchaser shall exercise the Warrant for cash (and not on a cashless basis) and acquire from the Company __________ shares of Common Stock (the “Warrant Shares”) at a per share exercise price of $0.24 in accordance with the terms and conditions of the Warrant Agreement.

2.	Notice of Exercise. The Purchaser shall deliver the Notice of Exercise attached to the Warrant, duly executed to the Company at its principal office address as set forth above, or at such other office as the Company may designate, accompanied by the originally executed Warrant and payment, by wire transfer of immediately available funds to the order of the Company to an account designated by the Company, of the amount obtained by multiplying the number of Warrant Shares as designated in the Notice of Exercise by the exercise price of $0.24.

3.	Issuance of Replacement Warrants. In connection with the exercise of the Warrant by the Purchaser, as set forth herein, and in order to induce the Purchaser to exercise the Warrant, upon delivery of the items pursuant to Section 2 hereof, the Company shall issue the Purchaser an additional warrant to acquire up to an aggregate of __________ shares of Common Stock, par value $0.0001 per share, of the Company at a per share exercise price of $0.24, (subject to certain adjustments) in the form attached hereto as Exhibit C (the “Replacement Warrant”). The Replacement Warrant shall expire within 9 months from the date of issuance and shall have terms and conditions substantially identical to the Warrant.

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4.	Representations and Warranties of the Purchaser. The Purchaser shall be bound by and observe all the provisions and conditions of the Securities Purchase Agreement applicable to the Purchaser and hereby confirms the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 of the Securities Purchase Agreement.

5.	Representations and Warranties of the Company. The Company shall be bound by and observe all the provisions and conditions of the Securities Purchase Agreement applicable to the Company and hereby confirms the accuracy of the representations and warranties of the Company set forth in Section 3.1 of the Securities Purchase Agreement.

6.	Governing Law and Jurisdiction. This Agreement and the rights and obligations, of the parties hereunder shall be construed, enforced and interpreted according to the laws of the State of New York, without giving effect to its principles of conflict or choice of laws. Each party agrees that all legal proceedings concerning the interpretations and enforcement of this Agreement and the transaction contemplated hereunder shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the adjudication of any dispute hereunder or in connection herewith.

7.	Miscellaneous. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may not be modified or amended except by a written instrument duly executed by the parties. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and when a counterpart has been executed by each of the parties hereto, all of the counterparts, when taken together, shall constitute one and the same agreement. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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Please execute this Agreement in the space provided below in order to evidence your agreement with the terms hereof.

Sincerely,

LabStyle Innovations Corp.

By:
Name:
Title:

ACCEPTED AND AGREED:

PURCHASER:

By:
Name:
Title:

Date:

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